EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



The Board of Directors
The South Financial Group, Inc.:

We consent to the use of our reports dated March 9, 2005, with respect to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, incorporated by reference herein.



/s/ KPMG LLP


Greenville, SC
May 12, 2005